June 19, 1997


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

               Re: T. Rowe Price California Tax-Free Income Trust ("Registrant")--consisting of two separate series
                      California Tax-Free Bond Fund ("Bond Fund")
                      California Tax-Free Money Fund ("Money Fund")
                    File Nos.: 33-08093/811-4525

          Commissioners:

               We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 19 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

               Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                              Very truly yours,
                              /s/Shereff, Friedman, Hoffman & Goodman, LLP
                              Shereff, Friedman, Hoffman & Goodman, LLP